UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 5, 2007

    ZBB ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation)	001-33540 (Commission File Number)	39-1987014 (IRS Employer Identification No.)

N93 W14475 Whittaker Way Menomonee Falls, Wisconsin (Address of principal executive offices)	53051 (Zip Code)

Registrant’s telephone number, including area code:  (262) 253-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On November 7, 2007, Mr. Steven Jay Mueller resigned as a Class III director of ZBB Energy Corporation (“ZBB”) effective immediately. Also on that date, Mr. Geoffrey Hann, the Chief Financial Officer and a Class II director of ZBB, announced his resignation effective December 31, 2007.

(c)

On November 7, 2007, Mr. Scott W. Scampini was appointed to serve as ZBB’s Interim Chief Financial Officer effective January 1, 2008, until such time as Mr. Hann’s permanent replacement is identified.  From 1994 to June of 2007, Mr. Scampini was Chief Financial Officer and Executive Vice President of MGS Manufacturing Group. Also during that time, Mr. Scampini was the principal of SW Scampini, S.C during which time he provided accounting services to ZBB including as serving as the company’s external accountant and provided audit services to the Company from 1999 to 2004.  Mr. Scampini does not have any family relationships or related party transactions that are required to be disclosed.  There has been no determination regarding the compensation arrangements relating to Mr. Scampini’s service to ZBB as the Interim Chief Financial Officer.

A copy of the press release issued by ZBB relating to these announcements is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7.01  Regulation FD Disclosure

On November 5, 2007, ZBB announced the results of the reliability testing of its 500kWh energy storage system at Pacific Gas and Electric in California.  A copy of the press release is attached here to as Exhibit 99.2 and is incorporated herein by reference.

The information in this Item, including Exhibit 99.2 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such filing.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description

99.1	Press Release dated November 9, 2007
99.2	Press Release dated November 5, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 9, 2007

ZBB ENERGY CORPORATION

By:  /s/ Robert J. Parry

Robert J. Parry

Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 9, 2007
99.2	Press Release dated November 5, 2007

4